EXHIBIT 10.3


                                AMENDMENT TO THE
                      PERFORMANCE AWARD AND CASH BONUS PLAN
                                  OF SONAT INC.


     Sonat Inc. hereby amends the Performance Award and Cash Bonus Plan of Sonat Inc., as amended effective as of December 1, 1995 (the "Plan"), as follows, effective as of July 23, 1998:

     1. The first sentence of Section 2.6 of the Plan is hereby amended to read in its entirety as follows:

                  Notwithstanding any other provision of this Plan or contained in any Performance Award granted hereunder (including any provision for deferred payment thereof), upon the occurrence of a Change of Control (as defined in Section 4.6), a participant shall be deemed to have earned 100% of the Bonus Opportunities contained in any outstanding Performance Awards for which the determinations described in Section 2.3 have not been made, and the amount of such Bonus Opportunities shall be paid promptly (and no later than 30 days after the Change of Control) in a cash lump sum.

     2. The Plan is in all other respects ratified and confirmed without amendment.

     IN WITNESS WHEREOF, Sonat Inc. has executed this document as of July 23, 1998.

                               SONAT INC.


                               By:
                                        Ronald L. Kuehn, Jr.
                                        Chairman of the Board,
                                        President and Chief Executive Officer